Exhibit 21

Name of Subsidiary	Country of Incorporation
19th Holdings Corporation	United States
21st Century Fox America, Inc.	United States
ABC Cable Networks Group	United States
ABC Enterprises, Inc.	United States
ABC Family Worldwide, Inc.	United States
ABC, Inc.	United States
ABC Kids SPC1, Inc.	United States
ABC Signature Studios, Inc.	United States
American Broadcasting Companies, Inc.	United States
BAMTech, LLC	United States
Buena Vista Home Entertainment, Inc.	United States
Buena Vista International, Inc.	United States
Buena Vista Pay Television, Inc.	United States
Buena Vista Television, LLC	United States
Buena Vista Theatrical Group Ltd.	United States
Buena Vista Video On Demand	United States
Cable LT Holdings, Inc.	United States
Disney Canada	Canada
Disney Consumer Products	United States
Disney Destinations, LLC	United States
Disney DTC LLC	United States
Disney Enterprises, Inc.	United States
Disney Streaming Technology LLC	United States
Disney Store USA, LLC	United States
Disney Online	United States
Disney Vacation Club Management, LLC	United States
Disney Vacation Development, Inc.	United States
Disney Worldwide Services, Inc.	United States
Disney/ABC International Television, Inc.	United States
ESPN Enterprises, Inc.	United States
ESPN Productions, Inc.	United States
ESPN, Inc.	United States
Euro Disney S.A.S.	France
FEG Holdings	United States
Fox Cable Networks, Inc.	United States
Fox Entertainment Group, LLC	United States
Fox Networks Group, LLC	United States
FX Networks, LLC	United States
Hong Kong International Theme Parks Limited	Hong Kong
Hudson Square Realty, LLC	United States
Hulu, LLC	United States

International Family Entertainment, Inc.	United States
LFL Productions Limited	United Kingdom
Lucasfilm Entertainment Company Ltd. LLC	United States
Lucasfilm Ltd. LLC	United States
Magical Cruise Company, Limited	United Kingdom
Maker Studios, Inc.	United States
Marvel Brands LLC	United States
Marvel Entertainment, LLC	United States
Marvel Studios LLC	United States
MVL Film Finance LLC	United States
Pixar	United States
Playdom, LLC	United States
Shanghai International Theme Park Associated Facilities	China
Shanghai International Theme Park Company Limited	China
STAR US Holdings Subsidiary, LLC	United States
STAR US Holdings, Inc.	United States
TWDC Enterprises 18 Corp	United States
TFCF Corporation	United States
The Walt Disney Company (Germany) GmbH	Germany
The Walt Disney Company (Japan) Ltd	Japan
The Walt Disney Company Limited	United Kingdom
Touchstone Television Productions, LLC	United States
Twentieth Century Fox Film Corporation	United States
Twentieth Century Fox Film International, Inc.	United States
UTV Software Communications Limited	India
Walt Disney Parks and Resorts U.S., Inc.	United States
Walt Disney Pictures	United States
Walt Disney Pictures Production, LLC	United States
Walt Disney Travel Co., Inc.	United States
WD Holdings (Shanghai), LLC	United States